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                                                                    EXHIBIT 10.6

                     EMPLOYEE BENEFITS SEPARATION AGREEMENT

                                  by and among

                           CONTINENTAL AIRLINES, INC.,

                           EXPRESSJET HOLDINGS, INC.,

                               XJT HOLDINGS, INC.

                                       and

                            EXPRESSJET AIRLINES, INC.




                           Dated as of April [ ], 2002

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                     EMPLOYEE BENEFITS SEPARATION AGREEMENT

                                    RECITALS

     This EMPLOYEE BENEFITS SEPARATION AGREEMENT (this "Employee Benefits Separation Agreement"), dated as of April [ ], 2002, is by and among Continental Airlines, Inc., a Delaware corporation ("Continental"), ExpressJet Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Continental ("ExpressJet Holdings"), XJT Holdings, Inc. (formerly ExpressJet Airlines, Inc.), a Delaware corporation and a wholly owned subsidiary of ExpressJet Holdings ("XJT Holdings"), and ExpressJet Airlines, Inc. (formerly New ExpressJet Airlines, Inc.), a Delaware corporation and a wholly owned subsidiary of XJT Holdings ("ExpressJet Airlines").

     WHEREAS, Continental, ExpressJet Holdings, XJT Holdings and ExpressJet Airlines desire to enter into this Employee Benefits Separation Agreement with respect to implementation of matters concerning employees and the separation of employee benefits in connection with the contemplated Initial Public Offering and subsequent divestiture and other matters set forth in the Initial Public Offering Agreement by and between Continental and ExpressJet Holdings dated as of _______________, 2002 (the "IPO Agreement");

     NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Capitalized terms used in this Employee Benefits Separation Agreement shall have the same meanings as are ascribed to such terms under the IPO Agreement, except as otherwise specifically indicated below:

     1.1 401(k) SAVINGS PLAN, when immediately preceded by "Continental," means the Continental Airlines, Inc. 401(k) Savings Plan. When immediately preceded by "Holdings," 401(k) Savings Plan means the defined contribution plan to be established by Holdings pursuant to Section 2.3.

     1.2 ADMINISTRATIVE SERVICES AGREEMENT means the Administrative Support and Information Services Provisioning Agreement in effect among Continental, ExpressJet Holdings, and XJT Holdings.

     1.3 ASO CONTRACT means an administrative services only contract with a third-party administrator that relates to any of the Continental Plans.

     1.4 CAPACITY PURCHASE PERIOD means the period of time during which that certain Amended and Restated Capacity Purchase Agreement dated as of April [ ], 2002, among Continental, ExpressJet Holdings, XJT Holdings, and ExpressJet Airlines is in effect.

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     1.5 CARP means the Continental Retirement Plan.

     1.6 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

     1.7 COBRA CONTINUEE is defined in Section 5.5(a).

     1.8 COMMITTEE means the Human Resources Committee of Continental's Board of Directors.

     1.9 CONTINENTAL has the meaning set forth in the Preamble.

     1.10 CONTINENTAL EXECUTIVE BENEFIT PLANS means the following: the Turbo Program, the Continental Management Bonus Program, the Long Term Incentive Program, and the Retention Program.

     1.11 EMPLOYEE BENEFITS SEPARATION AGREEMENT has the meaning set forth in the Preamble.

     1.12 ENROLLED ACTUARY means the enrolled actuary that is providing regular and ongoing actuarial services in connection with a particular Continental Plan at the time actuarial services are needed pursuant to this Employee Benefits Separation Agreement with respect to such plan or a corresponding Holdings Plan; provided, however, that if there is no such actuary, the enrolled actuary shall mean Hewitt Associates.

     1.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the rules and regulations thereunder.

     1.14 EXCLUSIVITY ENDING DATE means the day immediately preceding the earlier of (a) January 1, 2006, and (b) the first date on which Continental is free to utilize regional jet capacity of a carrier other than ExpressJet Airlines in or out of Continental's hubs.

     1.15 EXPRESSJET AIRLINES has the meaning set forth in the Preamble.

     1.16 EXPRESSJET HOLDINGS has the meaning set forth in the Preamble.

     1.17 FLEXIBLE BENEFITS PLAN, when immediately preceded by "Continental," means, collectively or individually, as the context shall imply, the Continental Airlines, Inc. Healthcare Reimbursement Program, the Continental Airlines, Inc. Child and Dependent Care Reimbursement Program, any cafeteria plan or premium conversion plan maintained by Continental pursuant to Section 125 of the Code, and the Continental Vacation Buying and Selling Program. When immediately preceded by "Holdings," Flexible Benefits Plan means the corresponding programs to be established by Holdings pursuant to Section 2.3.

     1.18 FLIGHT PASS PRIVILEGES, when immediately preceded by "Continental," means space-available flight privileges and vacation and buddy passes on each airline operated by Continental or Continental Micronesia, Inc. (for so long as Continental Micronesia, Inc. remains

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a wholly owned subsidiary of Continental). When immediately preceded by
"Holdings," Flight Pass Privileges means space-available flight privileges and vacation and buddy passes on each airline operated by Holdings or a Holdings Affiliate.

     1.19 FMLA means the Family and Medical Leave Act of 1993, as amended.

     1.20 GROUP INSURANCE POLICY means a group insurance policy that provides insured benefits under a Continental Welfare Plan.

     1.21 HIPAA means the Health Insurance Portability and Accountability Act of 1996, as amended.

     1.22 HIPAA BENEFICIARY is defined in Section 5.5(b).

     1.23 HMO means a health maintenance organization that provides benefits under the Continental Welfare Plans or the Holdings Welfare Plans.

     1.24 HMO AGREEMENTS is defined in Section 8.3(c)(i).

     1.25 HOLDINGS means ExpressJet Holdings, XJT Holdings, and ExpressJet Airlines, collectively.

     1.26 HOLDINGS 401(k) PARTICIPANTS is defined in Section 4.3.

     1.27 HOLDINGS 2002 STOCK INCENTIVE PLAN means the stock incentive plan established by ExpressJet Holdings pursuant to Section 2.3.

     1.28 HOLDINGS ADMINISTRATIVE EMPLOYEES is defined in Section 8.1.

     1.29 HOLDINGS EMPLOYEE means any individual who, as of the IPO Date, is:
(a) either actively employed by or on Leave of Absence from Holdings or a Holdings Affiliate; or (b) neither actively employed by, nor on a Leave of Absence from, Holdings or a Holdings Affiliate, but whose most recent active employment (as between Continental (and Continental Affiliates ) and Holdings (and Holdings Affiliates)) was with Holdings or a Holdings Affiliate or a predecessor thereto. Any individual employed by Holdings or a Holdings Affiliate after the IPO Date shall also be a Holdings Employee. Further, an alternate payee under a QDRO, an alternate recipient under a QMCSO, a beneficiary or a covered dependent, in each case, of an employee or former employee described in either of the preceding two sentences shall also be a Holdings Employee, but only in such capacity, and only with respect to such employee's or former employee's benefit under the Continental Plans.

     1.30 IMMEDIATELY PRECEDING THE IPO DATE means 11:59 P.M. City of Houston time on the day immediately preceding the IPO Date.

     1.31 INCENTIVE PLAN 2000 means the Continental Airlines, Inc. Incentive Plan 2000, as amended from time to time.

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     1.32 INTERCOMPANY NOTE refers to that certain promissory note dated March
31, 2001, by Continental Express, Inc. (currently known as XJT Holdings, Inc.) in favor of Continental in the original principal amount of $552,312,000.00.

     1.33 IPO means the Initial Public Offering.

     1.34 IPO AGREEMENT has the meaning set forth in the Preamble.

     1.35 IPO DATE means the date of consummation of the IPO.

     1.36 LEAVE OF ABSENCE means any authorized leave of absence, including leaves of absence for short-term disability, long-term disability and workers' compensation.

     1.37 LIABILITIES shall have the same meaning as is assigned to the term "Losses" under the IPO Agreement.

     1.38 LONG TERM INCENTIVE PROGRAM means the Continental Airlines, Inc. Long Term Incentive Performance Award Program adopted under the Incentive Plan 2000, as amended from time to time.

     1.39 MANAGEMENT BONUS PROGRAM, when immediately preceded by "Continental," means the Continental Airlines, Inc. Management Bonus Program. When immediately preceded by "Holdings," Management Bonus Program means the bonus program established by Holdings pursuant to Section 2.3.

     1.40 MEDICAL PLAN, when immediately preceded by "Continental," means the portion of the Continental Welfare Plans that provides medical benefits to employees and retirees (and their respective eligible dependents) of Continental and certain Continental Affiliates established, maintained, agreed upon or assumed by Continental or a Continental Affiliate. When immediately preceded by "Holdings," Medical Plan means the portion of the plan to be established by Holdings pursuant to Section 2.3 that corresponds to the Continental Medical Plan.

     1.41 ON-TIME BONUS PROGRAM, when immediately preceded by "Continental," means the Continental Airlines, Inc. On-Time Bonus Program. When immediately preceded by "Holdings," On-Time Bonus Program means the on-time bonus program to be established by Holdings pursuant to Section 2.3.

     1.42 OPTION, when immediately preceded by "Continental," means a compensatory option to purchase Continental Common Stock. When immediately preceded by "Holdings," Option means a compensatory option to purchase Holdings Common Stock.

     1.43 PARTICIPATING COMPANY means (a) Continental, and (b) any Person, other than an individual, that is participating in a particular Continental Plan or has any employees who are participating in such Continental Plan.

     1.44 PERFECT ATTENDANCE PROGRAM, when immediately preceded by "Continental," means the Continental Airlines, Inc. Perfect Attendance Program. When immediately preceded

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by "Holdings," Perfect Attendance Program means the perfect attendance program to be established by Holdings pursuant to Section 2.3.

     1.45 PILOT LTD PLAN, when immediately preceded by "Continental," means the Continental Airlines, Inc. Long Term Disability Plan for Pilots. When immediately preceded by "Holdings," Pilot LTD Plan means the corresponding long term disability plan to be established by Holdings pursuant to Section 2.3.

     1.46 PLAN, when immediately preceded by "Continental" or "Holdings," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, annuity contract, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees, dependents of employees or former employees, or directors of Continental and/or Holdings, as applicable.

     1.47 PROFIT SHARING PLAN, when immediately preceded by "Continental," means the Continental Airlines, Inc. Profit Sharing Plan. When immediately preceded by "Holdings," Profit Sharing Plan means the profit sharing plan to be established by Holdings pursuant to Section 2.3.

     1.48 QDRO means a domestic relations order which qualifies under Section 414(p) of the Code and Section 206(d) of ERISA and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under a Continental Plan.

     1.49 QMCSO means a medical child support order which qualifies under
Section 609(a) of ERISA and which creates or recognizes an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under a Continental Medical Plan.

     1.50 RETENTION PROGRAM means the Continental Airlines, Inc. Officer Retention and Incentive Award Program adopted under the Incentive Plan 2000, as amended from time to time.

     1.51 TURBO PROGRAM means the Continental Airlines, Inc. Executive Bonus Performance Award Program adopted under the Incentive Plan 2000, as amended from time to time.

     1.52 UATP means Universal Air Travel Plan benefits granted to certain employees and directors and the cards issued for the exercise of such benefits (or, in the event of discontinuance of the UATP program, a similar charge card) permitting the purchase of air travel through direct billing to Continental or any successor thereto or Holdings or any successors thereto, as applicable.

     1.53 VEBA, when immediately preceded by "Continental," means the trust established pursuant to the Trust Agreement Made as of the 12th Day of November, 1999 Between Continental Airlines, Inc. and Frank Russell Trust Company or any successor trust established on behalf of the Continental Pilot LTD Plan. When immediately preceded by "Holdings," VEBA means the corresponding trust to be established by Holdings pursuant to Section 2.3.

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     1.54 WELFARE PLANS, when immediately preceded by "Continental," means the employee welfare benefit plans, as defined in Section 3(1) of ERISA, sponsored by Continental or a Continental Affiliate and any trust associated with one or more of such plans. When immediately preceded by "Holdings," Welfare Plans means the employee welfare benefit plans and associated trusts, if any, to be established by Holdings pursuant to Section 2.3 that correspond to the respective Continental Welfare Plans.

     1.55 XJT HOLDINGS has the meaning set forth in the Preamble.

                                   ARTICLE II
                               GENERAL PRINCIPLES

     2.1 ASSUMPTION OF LIABILITIES. Except as otherwise provided herein and except to the extent a Liability is satisfied through the Continental Plans and/or the Holdings Plans, notwithstanding any other provision in the IPO Agreement to the contrary, (a) all Liabilities related to employees (or any alleged employment relationships), independent contractors, consultants, or advisers, of Holdings Businesses arising from events occurring either before or after the IPO Date shall be the responsibility of Holdings, including Liabilities incurred by reason of the transactions contemplated under the IPO Agreement, but excluding (i) any losses for which a party is entitled to indemnification pursuant to Article 5 of the IPO Agreement, and (ii) Continental's obligations pursuant to Section 5.1 and Section 6.1(f) of this Employee Benefits Separation Agreement, and (b) Holdings hereby indemnifies and holds Continental harmless from and against any and all such Liabilities described in the foregoing clause (a). Continental, in its sole discretion, shall determine if and to what extent Liabilities are related to the circumstances described in clause (a) of the preceding sentence.

     2.2 HOLDINGS PARTICIPATION IN CONTINENTAL PLANS.

         (a) PERIOD OF PARTICIPATION. Except as otherwise provided herein, Holdings and each Holdings Affiliate which is a Participating Company in a Continental Plan shall cease such participation effective Immediately preceding the IPO Date, and neither Holdings nor any Holdings Affiliate shall be a Participating Company in any Continental Plan as of any time thereafter.

         (b) HOLDINGS' GENERAL OBLIGATIONS AS PARTICIPATING COMPANY. Holdings shall perform with respect to its participation in the Continental Plans, and shall cause each Holdings Affiliate with respect to its participation in the Continental Plans to perform, the duties of a Participating Company as set forth in the Continental Plans or any procedures adopted pursuant thereto, including:
(i) assisting in the administration of claims to the extent requested by the claims administrator of the applicable Continental Plan; (ii) cooperating fully with Continental Plan auditors, benefit personnel, and benefit vendors; (iii) preserving the confidentiality of all financial arrangements Continental has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom Continental has entered into an agreement relating to the Continental Plans; and (iv) preserving the confidentiality of all participant health information.

         (c) CONTINENTAL'S GENERAL OBLIGATIONS AS PLAN SPONSOR. Except as otherwise provided in the governing documents for each Continental Plan, Continental shall

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retain the responsibility to administer, or cause to be administered, in accordance with their terms and applicable law, the Continental Plans, and at all times Continental shall have the sole discretion and authority to interpret the Continental Plans as set forth therein.

     2.3 ESTABLISHMENT OF HOLDINGS PLANS. Subject to the terms and conditions set forth in this Employee Benefits Separation Agreement and to the extent that Holdings has not already done so prior to April 1, 2002, Holdings shall use reasonable best efforts to adopt or cause to be adopted for the benefit of the Holdings Employees, (a) effective as of January 1, 2002, the Holdings Management Bonus Program and the Holdings Profit Sharing Plan, (b) effective as of the IPO Date, the Holdings 2002 Stock Incentive Plan, the Holdings On-Time Bonus Program, the Holdings Flexible Benefits Plan, the Holdings Welfare Plans, the Holdings Pilot LTD Plan, the Holdings VEBA, and the Holdings Flight Pass Privileges, (c) effective as of the date described in Section 4.2, the Holdings 401(k) Savings Plan, and (d) effective as of January 1, 2003, the Holdings Perfect Attendance Program. Except as otherwise provided by any collective bargaining agreements, Holdings shall use reasonable best efforts to cause the Holdings Flexible Benefits Plan and the Holdings Welfare Plans as in effect as of the IPO Date to be substantially similar in all material respects to the corresponding Continental Plans in effect Immediately preceding the IPO Date.

     2.4 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES AND VENDOR CONTRACTS. Continental shall at all times retain the authority to, within its sole discretion and in accordance with the terms of the governing Continental Plan documents: (a) amend all Continental Plans; (b) modify the administration or operation of any Continental Plan; and (c) modify, adopt or terminate any vendor or service provider contract subject to the terms of Section 8.3.

     2.5 REASONABLE BEST EFFORTS. Continental and Holdings shall use their reasonable best efforts to enter into any necessary agreements and take such other actions as are necessary (including maintaining necessary participant records) to implement the arrangements contemplated by this Employee Benefits Separation Agreement.

     2.6 REGULATORY COMPLIANCE. Continental and Holdings shall, in connection with the actions taken pursuant to this Employee Benefits Separation Agreement, use reasonable best efforts to cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records and taking all such other actions as may be necessary and appropriate to implement the provisions of this Employee Benefits Separation Agreement in a timely manner.

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                                  ARTICLE III
                              DEFINED BENEFIT PLANS

     3.1 CARP.

         (a) CESSATION OF CREDITED SERVICE. No participant in CARP shall receive credit under such plan for purposes of eligibility, vesting, credited service, or benefit accrual on account of service performed as an employee of Holdings or any Holdings Affiliate after the IPO Date except to the extent and only to the extent the crediting (i) is required pursuant to the Code or ERISA, (ii) is required pursuant to enforceable terms of a collective bargaining agreement or
(iii) results from the limited continued coverage under CARP pursuant to paragraph (b) below. Notwithstanding the foregoing, solely with respect to any participant in CARP who is employed by Holdings or a Holdings Affiliate as of the IPO Date, Continental shall use reasonable best efforts to cause CARP to allow such individual to be eligible for a lump sum distribution under CARP in a manner consistent with the age and service requirements of CARP.

         (b) LIMITED CONTINUED PARTICIPATION. Notwithstanding the provisions of
Section 2.2, the coverage by CARP of certain Holdings Employees pursuant to section 2.24 of CARP as of Immediately preceding the IPO Date shall continue with respect to such Holdings Employees from and after the IPO Date until the date that Continental no longer owns, directly or indirectly, any ownership interest in Holdings; provided, however, that such coverage may terminate at such earlier date as Continental may determine in its sole discretion. During the period of such continued coverage, such Holdings Employees shall continue to be credited with service and accrue benefits under CARP in the same manner as prior to the IPO Date.

         (c) HOLDINGS REIMBURSEMENT. From time to time as determined by Continental, Holdings shall reimburse Continental for (1) the cost of benefits accruing under CARP with respect to the continued coverage of Holdings Employees pursuant to paragraph (b) above, to the extent that such benefit accrual is attributable to credited service arising from employment with Holdings or a Holdings Affiliate during such period of time and (2) the cost associated with the lump sum eligibility described in paragraph (a) above. The cost of the items described in the preceding sentence shall be computed and certified by the Enrolled Actuary for CARP (whose determination shall be binding and conclusive on the parties hereto), and such cost as computed (together with the cost of such actuarial computations) shall be borne solely by Holdings. Holdings may, at its election, reimburse Continental for such cost by increasing the amount payable by Holdings to Continental under the InterCompany Note.

                                   ARTICLE IV
                            DEFINED CONTRIBUTION PLAN

     4.1 CONTINENTAL 401(k) SAVINGS PLAN. Holdings Employees shall continue to participate in the Continental 401(k) Savings Plan without gap or interruption until October 1, 2002; provided, however, that such participation may be extended beyond such date with the consent of Continental. For the period from and after the IPO Date of such continued participation, unless Continental and Holdings have mutually agreed to an alternative administrative arrangement, Holdings shall remit directly to the trustee of the Continental 401(k) Savings Plan, (a) the contributions to such plan made by or on behalf of Holdings Employees

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and (b) the loan repayments made by such employees with respect to their outstanding loans under the Continental 401(k) Savings Plan.

     4.2 HOLDINGS 401(k) SAVINGS PLAN. Effective as of the date the participation in the Continental 401(k) Savings Plan of the Holdings Employees terminates as provided in Section 4.1, Holdings shall use reasonable best efforts to adopt or cause to be adopted the Holdings 401(k) Plan for the benefit of eligible Holdings Employees.

     4.3 ASSET TRANSFER. As soon as administratively feasible after the adoption by Holdings pursuant to Section 4.2 of the Holdings 401(k) Savings Plan, Continental shall use reasonable best efforts to cause the trustee of the trust funding the Continental 401(k) Savings Plans to transfer to the trustee of the trust funding the Holdings 401(k) Savings Plan an amount equal to the aggregate account balances under the Continental 401(k) Savings Plan (determined as of the transfer date in accordance with the methods of valuation set forth in the Continental 401(k) Savings Plan) of the individuals who are Holdings Employees (the "Holdings 401(k) Participants"). The transfer of such accounts shall be made (a) in kind, to the extent the assets thereof consist of loans from such plan to a Holdings 401(k) Participant, and (b) otherwise in cash, securities, other property or a combination thereof, as determined by Continental in its sole discretion. From and after the time of such transfer, the Holdings 401(k) Savings Plan shall assume and be solely responsible for all Liabilities under the Continental 401(k) Savings Plan to or relating to the Holdings 401(k) Participants. Continental and Holdings shall use reasonable best efforts to cooperate and take such actions as are necessary to permit the continuation of loan repayments by Holdings 401(k) Participants to the Continental 401(k) Savings Plan by payroll deductions during the period beginning with the adoption by Holdings pursuant to Section 4.2 of the Holdings 401(k) Savings Plan and ending on the date of the transfer described in this Section. Continental represents, covenants and agrees with respect to the Continental 401(k) Savings Plan, and Holdings represents, covenants and agrees with respect to the Holdings 401(k) Savings Plan, that, as of the date of the transfer described in this Section, such plan will satisfy the requirements of Sections 401(a), (k) and (m) of the Code.

                                   ARTICLE V
                            HEALTH AND WELFARE PLANS

     5.1 HOLDINGS PARTICIPATION IN CONTINENTAL WELFARE PLANS. Effective Immediately preceding the IPO Date, Holdings shall cease participation in all Continental Welfare Plans, and, effective as of the IPO Date, Holdings shall use reasonable best efforts to cause eligible Holdings Employees to commence participation in the Holdings Welfare Plans. Claims for benefits by Holdings Employees arising out of occurrences on or subsequent to the IPO Date shall be covered by and the sole liability of the Holdings Welfare Plans in accordance with the terms of such plans. Claims for benefits by Holdings Employees arising out of occurrences prior to the IPO Date shall be covered by and the sole liability of the Continental Welfare Plans in accordance with the terms of such plans; provided however, that Holdings shall be liable for any premiums, payments and other costs with respect to such claims under the Continental Welfare Plans. For this purpose, (a) claims for medical, dental, prescription drug, and vision benefits by Holdings Employees shall be considered to have occurred on the date of purchase or the date service or treatment was rendered, as applicable, (b) claims for life insurance and accidental death and dismemberment insurance benefits shall be considered to have occurred on the date of

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death or the date the accident occurred, and (c) claims for disability benefits shall be considered to have occurred on the date the disability occurred.

     5.2 PILOT LTD PLAN AND VEBA. Notwithstanding the provisions of Section 5.1 above to the contrary, effective as of the IPO Date, Holdings and Continental shall use reasonable best efforts to cause the Holdings Pilot LTD Plan to assume all liabilities of the Continental Pilot LTD Plan with respect to Holdings Employees. In connection with the foregoing, the following actions shall be taken:

         (a) Effective as of the IPO Date, Holdings shall use reasonable best efforts to establish, or shall use reasonable best efforts to cause to be established, the Holdings VEBA for the purpose of funding long-term disability benefits under the Holdings Pilot LTD Plan. Holdings shall use reasonable best efforts to ensure such trust meets applicable requirements of Sections 419, 419A, 501(a) and 501(c)(9) of the Code and, within fifteen months following the end of the month in which the Holdings VEBA is established, shall file with the Internal Revenue Service an application for a determination with respect to the exempt status of the Holdings VEBA.

         (b) At the times and in the manners set forth in paragraph (c) below, Continental shall cause to be transferred to the Holdings VEBA (i) a portion of the assets of the Continental VEBA in an amount sufficient to fund three months of projected benefit payments of the Continental Pilot LTD Plan with respect to Holdings Employees as of Immediately preceding the IPO Date (as determined by the Enrolled Actuary for the Continental VEBA, whose determination shall be binding and conclusive on the parties hereto) and (ii) a pro-rata portion of the assets of the Continental VEBA Immediately preceding the IPO Date in an amount equal to (A) the total assets of the Continental VEBA as of such date multiplied by (B) the aggregate present value of future benefit obligations of the Continental Pilot LTD Plan with respect to Holdings Employees as of such date divided by (C) the aggregate present value of the total future benefit obligations of the Continental Pilot LTD Plan as of such date, with such amount to be reduced by the amount determined pursuant to clause (i) above.

         (c) For purposes of paragraph (b) above, the present value of the future benefit obligations shall be determined by the Enrolled Actuary for the Continental VEBA (whose determinations shall be binding and conclusive on the parties hereto) using methods and assumptions consistent with those used to produce the Actuarial Report for the Continental Pilot LTD Plan dated December 31, 2001. The transfer of assets pursuant to clause (i) of paragraph (b) above shall take place on the IPO Date or as soon as administratively practicable thereafter, and the transfer of assets pursuant to clause (ii) of paragraph (b) above shall take place as soon as administratively practicable after the completion of the calculation. The total amount to be transferred shall be determined as of Immediately preceding the IPO Date, and any amount transferred shall also include interest with respect to such amount for the period beginning at such time and ending on the day immediately preceding the date such amount is transferred based on the interest rate used by the Enrolled Actuary for the Continental VEBA for determining the present value of the benefit obligations pursuant to paragraph (b). The assets shall be transferred in cash, securities, other property or a combination thereof, as determined by Continental in its sole discretion.

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         (d) For the period beginning on the IPO Date and ending on the date of the transfer of assets described in clause (ii) of paragraph (b) above, in the event that the assets of the Holdings VEBA are not sufficient to satisfy its payment obligations with respect to Holdings Employees, such payment obligations shall be satisfied by the Continental VEBA. The amount of any such payment obligation so satisfied by the Continental VEBA, adjusted for applicable interest, shall be deducted from the amount required to be transferred to the Holdings VEBA pursuant to paragraph (b).

         (e) Following the transfer of assets described in clause (ii) of paragraph (b) above, Holdings shall assume all Liabilities of Continental under the Continental LTD Plan with respect to Holdings Employees, and Continental shall have no further liability to Holdings or any Holdings Employee with respect thereto.

         (f) In the event that Holdings fails to file with the Internal Revenue Service for a determination with respect to the exempt status of the Holdings VEBA by the last day of the fifteen month period described in paragraph (a) above, Holdings shall cause to be returned to the Continental VEBA all assets held by the Holdings VEBA reduced by the sum of (i) the dollar amount of any assets attributable to Holdings' contributions to the Holdings VEBA on or after the IPO Date and (ii) the dollar amount of the total of all payments made to Holdings Employees from the Holdings VEBA on or after the IPO Date, with such return transfer to be made as soon as administratively practicable after such date. Upon the return of assets pursuant to the preceding sentence, Continental shall reassume the Liabilities assumed by Holdings pursuant to paragraph (e) above.

     5.3 EFFECT OF CHANGE IN RATES. Until such time as Continental shall determine in its sole discretion, Continental and Holdings shall use their reasonable best efforts to cause each of the insurance companies, HMOs and third-party administrators providing services and benefits under the Continental Plans and the Holdings Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the Continental Plans and the Holdings Plans. To the extent they are not successful in such efforts, Continental and Holdings shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective plans.

     5.4 CONTINENTAL GUARANTEE REIMBURSEMENTS. To assist Holdings in implementing Holdings Welfare Plans, Continental may have entered into agreements with insurance companies, HMOs or third-party administrators providing services and benefits under the Holdings Welfare Plans pursuant to which Continental has agreed on a temporary basis to assume responsibility for or otherwise guarantee payments by or obligations of Holdings for premiums, bank account transfers and other fees. To the extent that Continental is required to tender payment of any monies to any such insurance company, HMO or third-party administrator pursuant to any such assumption of responsibility or guarantee agreement, Holdings will reimburse Continental for the full amount of such payment within thirty (30) days of receipt from Continental of a written request for such reimbursement. In the case of any delinquent payment of such reimbursement amount, interest will be charged in the amount and in accordance with the interest crediting provisions then prevailing pursuant to the InterCompany Note.

     5.5 COBRA AND HIPAA.

         (a) COBRA CONTINUATION COVERAGE. Continental shall be responsible for providing continuation coverage as required by COBRA under a Continental Welfare Plan to any employee, officer, director, consultant, or agent of Continental, any Continental Affiliate, Holdings, and each Holdings Affiliate, and other qualified beneficiaries under COBRA with respect to such individuals, who have a COBRA qualifying event (due to termination of employment with any of the foregoing entities or otherwise) ("COBRA Continuee") prior to the IPO Date. Holdings shall be responsible for providing continuation coverage as required by COBRA under a Holdings Welfare Plan to any employee, officer, director, consultant, or agent of Holdings and each Holdings Affiliate, and other qualified beneficiaries under COBRA with respect to such individuals, who have a COBRA qualifying event (due to termination of employment with Holdings or a Holdings Affiliate or otherwise) on or after the IPO Date.

         (b) HIPAA CERTIFICATES OF CREDITABLE COVERAGE. For all periods prior to the IPO Date, Continental shall be responsible for providing certificates of creditable coverage as required under HIPAA regarding any Continental Welfare Plan to any employee of Continental, Holdings, or their Affiliates, or any dependent of such an employee (a "HIPAA Beneficiary"). Further, Continental shall provide certificates of creditable coverage regarding any Continental Welfare Plan to any COBRA Continuee to whom Continental provides continuation coverage in accordance with Section 5.5(a) at the time such continuation coverage ceases, and upon request made by, or on behalf of, any HIPAA Beneficiary, within twenty four (24) months after his or her coverage under a Continental Health Plan ceases. As of the IPO Date, Holdings shall be responsible for providing certificates of creditable coverage as required under HIPAA under any Holdings Welfare Plan to any employee of Holdings or a Holdings Affiliate, or any dependent of such employee.

     5.6 CONTINENTAL WORKERS' COMPENSATION PROGRAM. Continental shall be responsible for the administration of all workers' compensation claims that are, or have been, incurred before the IPO Date with respect to Holdings Employees. From and after the IPO Date, Holdings shall bear sole responsibility for the administration of all workers' compensation claims that are incurred on or after the IPO Date with respect to Holdings Employees. Through and after the IPO Date and for so long as both parties mutually desire, and to the extent permissible by applicable law, both parties shall fully cooperate with the other with respect to the administration and reporting of any workers' compensation claims and the defense of any such claims whether on behalf of Continental or Holdings or both parties, including the sharing of records and such other information as may be useful for any such defense. From the IPO Date until the last day of the Capacity Purchase Period, (a) Holdings (on behalf of itself and the Holdings Affiliates), and, to the extent permissible under applicable law or under the terms of any applicable insurance contract or any workers' compensation programs maintained by Holdings or a Holdings Affiliate, hereby waives any right to seek workers' compensation subrogation recovery from Continental or any Continental Plans or Continental Affiliates with respect to any workers' compensation claim made by an employee covered under the workers' compensation programs of Holdings, and (b) Continental (on behalf of itself and the Continental Affiliates), and, to the extent permissible under applicable law or under the terms of any applicable insurance contract or any workers' compensation programs maintained by Continental or a Continental Affiliate, herby waives any right to seek workers' compensation subrogation recovery from Holdings or any Holdings Plan or Holdings Affiliates with respect to any workers' compensation claim made by an employee covered under the workers' compensation programs of Continental.

     5.7 POST-IPO TRANSITIONAL ARRANGEMENTS.

         (a) CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND MAXIMUM BENEFITS.

               (i) Holdings shall use reasonable best efforts to cause the Holdings Welfare Plans to recognize and maintain all coverage and contribution elections made by Holdings Employees under the Continental Welfare Plans and apply such elections under the Holdings Welfare Plans to the extent applicable for the remainder of the period or periods for which such elections are by their terms applicable.

               (ii) Holdings shall use reasonable best efforts to cause the Holdings Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Holdings Employees under the Continental Welfare Plans for the remainder of the year in which the IPO Date occurs, and (B) all benefits paid to Holdings Employees under the Continental Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Holdings Welfare Plans. In addition, and for purposes of retiree medical benefits, Holdings shall use reasonable best efforts to cause the appropriate Holdings Welfare Plan to recognize and credit, on behalf of any retiree who is a Holdings Employee, such individual's sick bank credits under the corresponding Continental Welfare Plan as of Immediately preceding the IPO Date.

               (iii) Holdings shall use reasonable best efforts to provide continuing uninterrupted group life insurance coverage to participating Holdings Employees under the Holdings Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability. Notwithstanding anything herein to the contrary, Holdings Employees who elect a change in life insurance coverage may be subject to rules of the insurer, including physical examination or other evidence of insurability.

               (iv) To the extent that Holdings is unable, despite reasonable best efforts, to achieve the foregoing provisions of this Section 5.7(a), Holdings shall be solely responsible for any Liability associated therewith, and Holdings may take any such steps with respect thereto as Holdings deems necessary or advisable in its sole discretion.

         (b) OTHER POST-IPO TRANSITIONAL MATTERS.

               (i) FLEXIBLE BENEFITS PLAN. Continental and Holdings shall use reasonable best efforts to take all steps necessary or appropriate so that the account balances, accruals, and/or service credit, to the extent applicable, under each Continental Flexible Benefits Plan of each Holdings Employee who has elected to participate therein in the year in which the IPO Date occurs shall be transferred, as soon as practicable after the IPO Date, from such Continental Flexible Benefits Plan to the corresponding Holdings Flexible Benefits Plan, and so that the contribution elections of each such Holdings Employee as in effect Immediately preceding the IPO Date remain in effect under the Holdings Flexible Benefits Plan immediately after such transfer. If the aggregate amount of the transferred account balances of Holdings Employees is negative, then Holdings shall pay Continental the amount of such aggregate negative balance promptly following such account balance transfer.

               (ii) HEALTH AND WELFARE PLANS SUBROGATION RECOVERY. As soon as administratively feasible following the collection of any such recovery, Holdings shall pay to Continental or the Continental Welfare Plan or the Holdings Welfare Plan, as appropriate, any amounts Holdings recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any participant of the Continental Welfare Plan or the Holdings Welfare Plan that paid such claim. As soon as administratively feasible following the collection of any such recovery, Continental shall pay to Holdings or the Holdings Welfare Plan or the Continental Welfare Plan, as appropriate, any amounts Continental recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any participant of the Continental Welfare Plan or the Holdings Welfare Plan that paid such claim.

               (iii) EXCHANGE OF HISTORICAL DATA. With respect to Holdings Employees, after the IPO Date, both Continental and Holdings shall have access to claims data configured on any applicable database or archives, and to eligibility, disability, medical and demographic data configured on any database, or archives, for all historical periods up to the IPO Date, including eligibility, incurred claims and other data for purposes of administering the medical and disability benefits of Continental and Holdings and their Affiliates.

                                   ARTICLE VI
                    INCENTIVE PROGRAMS AND EXECUTIVE BENEFITS

     6.1 CONTINENTAL EXECUTIVE BENEFIT PLANS.

         (a) LONG TERM INCENTIVE PROGRAM. Holdings Employees shall cease participation in the Long Term Incentive Program effective as of the IPO Date. On or before the IPO Date, Continental and Holdings shall use reasonable best efforts to cause the Holdings Employees who are participants in the Long Term Incentive Program as of such date to agree that they shall forfeit and receive no payments under such plan with respect to awards thereunder for which the "Performance Period" (as such term is defined in the Long Term Incentive Program) has not ended on or before such date.

         (b) TURBO PROGRAM. Holdings Employees shall cease participation in the Turbo Program effective as of the IPO Date.

         (c) RETENTION PROGRAM. Holdings Employees shall cease participation in the Retention Program effective as of the IPO Date; provided, however, that a Holdings Employee shall continue to be eligible to participate in the Retention Program on and after the IPO Date with respect to awards in which such employee has a vested interest as of such date to the extent of such vested interest, as well as with respect to "Follow-up Investments" (as such term is defined in the Retention Program) that relate to such awards. Continental shall retain liability for payments to Holdings Employees with respect to the vested interests in such awards and any "Follow-up Investments" that relate to any such awards under the Retention Program.

         (d) MANAGEMENT BONUS PROGRAM. Holdings Employees shall cease participation in the Continental Management Bonus Program effective as of December 31, 2001. Holdings established the Holdings Management Bonus Program effective as of January 1, 2002, for the benefit of certain executives and other employees of Holdings subject to such terms and conditions specified by Holdings. The Holdings Management Bonus Program provides for the payment of bonuses solely in the event that the target operating income for Holdings for the year ended December 31, 2002, is at least 90% of the budget approved for Holdings for such year by the "Committee" (as such term is defined in such Holdings Plan) and, if such minimum condition is satisfied, the bonus payable will be based on a sliding scale of between 90% and 110% of the targeted percentages of annual base salary described below. With respect to the year ended December 31, 2002, the following are the targeted percentages of annual base salary under the Holdings Management Bonus Program for the following officers of ExpressJet Airlines: (a) Chief Executive Officer, 60%; (b) Chief Operating Officer and Chief Financial Officer, 45% each; (c) Vice Presidents, 40% each; (d) senior director level employees, 25% each; and (e) director level employees, 20% each.

         (e) NOTICE OF CESSATION OF ELIGIBILITY/PARTICIPATION. Continental shall use reasonable best efforts to cause its Chief Executive Officer or the Committee, as applicable under the terms of the particular Continental Executive Benefit Plan, to make a determination that Holdings Employees shall not be eligible to receive awards under or otherwise participate in each such Continental Executive Benefit Plan after the applicable dates identified above with respect to cessation of eligibility and/or participation of Holdings Employees in each such Continental Executive Benefit Plan, and Continental shall provide affected Holdings Employees with a written notice of such determination as soon as practicable after such dates to the extent such notice is required under the Continental Executive Benefit Plans.

         (f) SUPPLEMENTAL BONUSES. In connection with and as consideration for their cessation of participation in Continental's benefit programs in general and as contemplated herein, Continental shall reimburse Holdings for amounts paid as supplemental bonuses to its officers under their respective employment agreements entered into in connection with the IPO.

     6.2 OTHER CONTINENTAL INCENTIVE PLANS

         (a) 1997 EMPLOYEE STOCK PURCHASE PLAN. Holdings and each Holdings Affiliate, as applicable, shall continue as a Participating Company consistent with past practice in Continental's 1997 Employee Stock Purchase Plan until the first day of the calendar quarter in which Continental ceases to be a "parent corporation" of Holdings within the meaning of section 424(e) of the Code. Effective as of such date, such participation shall cease, all participating employees of Holdings and the Holdings Affiliates shall automatically be deemed to have withdrawn from such plan as of such date without further action by such employees, and any contributions made by such employees to such plan during such calendar quarter shall be returned to such employees in accordance with the terms of such plan.

         (b) CONTINENTAL PROFIT SHARING PLAN. The participation in the Continental Profit Sharing Plan by Holdings and each Holdings Affiliate that is a Participating Company in the Continental Profit Sharing Plan shall cease effective as of January 1, 2002. Holdings shall use reasonable best efforts to adopt or cause to be adopted the Holdings Profit Sharing Plan effective as of January 1, 2002, for the benefit of eligible Holdings Employees. The terms and conditions of the Holdings Profit Sharing Plan shall be determined by Holdings.

         (c) CONTINENTAL ON-TIME BONUS PROGRAM. Effective Immediately preceding the IPO Date, the participation of Holdings and each Holdings Affiliate that is a

Participating Company in the Continental On-Time Bonus Program shall cease. Effective as of the IPO Date, Holdings shall use reasonable best efforts to adopt or cause to be adopted the Holdings On-Time Bonus Program for the benefit of eligible Holdings Employees subject to terms and conditions to be determined by Holdings. The Holdings On-Time Bonus Program shall provide (i) credit for performance prior to the IPO Date to the extent necessary to achieve equity and
(ii) a payment schedule similar to that set forth in the Continental On-Time Bonus Program.

         (d) CONTINENTAL PERFECT ATTENDANCE PROGRAM. Holdings and each Holdings Affiliate, as applicable, shall continue as a Participating Company consistent with past practice in the Continental Perfect Attendance Program through June 30, 2002. The participation in the Continental Perfect Attendance Program by Holdings and each Holdings Affiliate that is a Participating Company in the Continental Perfect Attendance Program shall cease effective as of July 1, 2002. Holdings shall be liable for the full amount of any and all payments and/or awards under the Continental Perfect Attendance Program that are owed to Holdings Employees in connection with the plan participation described in the first sentence of this Section 6.2(d). All or any portion of the payments and/or awards owed by Holdings to Holdings Employees under the Continental Perfect Attendance Program shall, at the election of Holdings, be paid by Continental and added to the amount payable by Holdings under the InterCompany Note. Effective as of July 1, 2002, Holdings shall use reasonable best efforts to adopt or cause to be adopted the Holdings Perfect Attendance Program for the benefit of eligible Holdings Employees subject to terms and conditions to be determined by Holdings.

     6.3 CONTINENTAL DEFERRED COMPENSATION PLAN. Effective Immediately preceding the IPO Date, the participation of each eligible Holdings Employee in the Continental Deferred Compensation Plan shall cease. As soon as administratively feasible thereafter, each participating Holdings Employee shall receive a payment in an amount equal to the sum of (a) the value of his or her deferral accounts under such plan and (b) an additional amount that, in the sole discretion of Holdings, is sufficient to compensate such Holdings Employee for any additional federal income tax due solely because such distribution caused such Holdings Employee to be taxed at a higher marginal federal income tax rate than would otherwise have applied to such Holdings Employee upon his termination of employment with Holdings and the Holdings Affiliates. Such payment shall be made in a single lump sum payment and shall be paid by Holdings to the extent, if any, that the subtrust established in connection with Holdings' participation in such plan does not have sufficient funds to make such payment in full. Notwithstanding the foregoing, in the event any Holdings Employee participating in the Continental Deferred Compensation Plan would be treated as having a "Retirement Date" (as defined in such plan) in the event such individual terminated from service Immediately preceding the IPO Date, Continental shall cause the Continental Deferred Compensation Plan to treat such individual as having incurred a "Termination of Service" (as defined in such plan) at such time (provided such individual remains continuously employed by Holdings or a Holdings Affiliate through the IPO Date). In such case, Holdings shall pay to such Holdings Employee the benefits owed to him or her under the Continental Deferred Compensation Plan to the extent, if any, that the subtrust established in connection with Holdings' participation in such plan does not have sufficient funds to pay such benefits.

     6.4 CONTINENTAL OPTIONS. Each Continental Option outstanding as of the IPO Date that is held by a Holdings Employee shall be governed by the terms of the plan and the option agreement under which such option was granted.

     6.5 HOLDINGS OPTIONS. ExpressJet Holdings has established and adopted the Holdings 2002 Stock Incentive Plan for the award of stock options and restricted stock to selected employees and non-employee directors of Holdings. The Holdings 2002 Stock Incentive Plan was adopted by the ExpressJet Holdings Board of Directors, and became effective on March 27, 2002. Continental, the sole stockholder of ExpressJet Holdings, approved the Holdings 2002 Stock Incentive Plan on March 28, 2002. The Holdings 2002 Stock Incentive Plan has terms and conditions substantially similar to the Continental Airlines, Inc. 1998 Stock Incentive Plan, except that such Holdings Plan provides for all stock-based awards to be based upon the Holdings Common Stock and appropriate revisions were made to reflect that ExpressJet Holdings is the sponsor of such plan. The Holdings 2002 Stock Incentive Plan provides that the maximum number of shares of Holdings Common Stock that may be issued under such plan is equal to 3,200,000 shares, subject to adjustment as provided in such plan.

                                  ARTICLE VII
                                 OTHER BENEFITS

     7.1 FLIGHT PASS PRIVILEGES. As of the IPO Date, Holdings shall use reasonable best efforts to establish the Holdings Flight Pass Privileges with terms and conditions substantially similar in all material respects to the Continental Flight Pass Privileges as in effect Immediately preceding the IPO Date. During the period beginning on the IPO Date and ending on the Exclusivity Ending Date, (a) employees and retirees of Holdings and Holdings Affiliates will have Continental Flight Pass Privileges on the same terms and conditions as similarly-situated employees and retirees of Continental, and (b) employees and retirees of Continental and Continental Affiliates will have Holdings Flight Pass Privileges on the same terms and conditions as similarly-situated employees and retirees of Holdings. Continental and Holdings will meet and confer to determine what, if any, Flight Pass Privileges each of their employees and retirees will have on the other after the Exclusivity Ending Date.

     7.2 UATP BENEFITS. From and after the IPO Date, Holdings Employees who are officers of Holdings or a Holdings Affiliate and who hold a UATP card issued by Continental pursuant to their employment agreements in effect as of the date hereof shall continue to have the right (including any post-employment right set forth in such employment agreements as of the date hereof) to use the UATP benefits associated with such cards (and the pass classifications and benefits set forth in such employment agreements) on Continental and Continental Affiliates, without cost (other than applicable taxes) to such officers or to Holdings or the applicable Holdings Affiliate. From and after the IPO Date, Continental shall use reasonable best efforts to grant to Holdings, upon its request, up to five additional UATP cards, three of which shall have an annual travel limit of $18,750 and two of which shall have an annual travel limit of $25,000, for use by officers hired by Holdings or a Holdings Affiliate on or after the IPO Date, on flights operated by Continental or a Continental Affiliate without cost (other than applicable taxes) to such officers or Holdings or the applicable Holdings Affiliate; provided, however, that such officers' rights to use such UATP cards shall terminate on the date their employment with Holdings and all Holdings Affiliates terminates for any reason whatsoever; and provided further that such UATP cards shall only be valid during the Capacity Purchase Period. From and after the IPO Date, Holdings shall use reasonable best efforts to cause all UATP cards issued to officers or members of the Board of Directors of Continental (or their respective spouses) pursuant to employment or other agreements with such officers or members of the Board of Directors (whether entered into or issued before or after the IPO Date) to be able to be used (together with the pass classifications and benefits set forth in such employment or other agreements) on any and all flights operated by Holdings or a Holdings Affiliate, without cost (other than applicable taxes) to Continental or such persons.

     7.3 NON-EMPLOYEE DIRECTOR PASSES. During the period beginning on the IPO Date and ending on the Exclusivity Ending Date, Continental shall use reasonable best efforts to provide Holdings with 12 positive space, round-trip, first class/business class passes on Continental and Continental Affiliates per year for each non-employee director of ExpressJet Holdings (up to a maximum of five such non-employee directors) for use by such individuals while they serve on the Board of Directors of ExpressJet Holdings.

     7.4 EMPLOYEE SENIOR DIRECTOR PASSES. During the period beginning on the
IPO Date and ending on the Exclusivity Ending Date, Continental shall use reasonable best efforts to provide Holdings on behalf of each Employee Senior Director, 4 positive space, round-trip, first class/business class passes on Continental and Continental Affiliates per year for each such Employee Senior Director for use by such individuals while they are employed in the position of Employee Senior Director. To the extent that such Employee Senior Director's immediate family (including self, spouse, and qualifying dependents) exceeds four persons, an additional such pass for each such family member in excess of 4 shall be provided on behalf of such director. Notwithstanding anything in the foregoing to the contrary, for purposes of determining the number of qualifying members in an Employee Senior Director's immediate family, the then prevailing policies and practices of Continental shall control at all times. Further, for purposes of this Section 7.4, Employee Senior Director shall mean only those individual persons currently serving as a Senior Director at the time of the IPO. In the event any such individual terminates employment or no longer serves in the capacity of an Employee Senior Director, Continental's obligations under this Section 7.4 shall cease with respect to such individual. Further, Continental shall not provide any passes under this Section 7.4 on behalf any individual who does not, at the time of the IPO, qualify as an Employee Senior Director.

                                  ARTICLE VIII
                           GENERAL AND ADMINISTRATIVE

     8.1 ADMINISTRATIVE PERSONNEL. A schedule of the individuals employed in certain Continental corporate business functions who have been designated to become employees of Holdings or a Holdings Affiliate (the "Holdings Administrative Employees") has been agreed to by Continental and Holdings in a separate agreement between Continental and Holdings. The Holdings Administrative Employees shall become employees of Holdings on or before the IPO Date.

     8.2 PAYMENT OF PLAN EXPENSES.

         (a) GENERAL PROVISIONS. With respect to any period during which Holdings or a Holdings Affiliate is a Participating Company in a Continental Plan or to the extent that any Holdings Plan is maintained, operated, or administered in conjunction with any Continental Plan under the same ASO Contract, Group Insurance Policy, or other agreement or arrangement, Holdings shall pay its allocable share of (i) any contributions made to any trust maintained in connection with such plan, (ii) any premiums or other payments to fund benefits paid under such plan, and (iii) any maintenance or administrative expenses arising from or with respect to such plan. In addition, Continental and Holdings shall each be responsible for their respective allocable share of costs and expenses incurred in the maintenance, operation, and administration of Continental Plans and Holdings Plans, including, (1) all cost of benefits, (2) all internal administrative costs of benefits and the employee benefits services personnel, (3) all external administrative costs for management of assets, recordkeeping, communications, benefit delivery, insurance fees and commissions, consultant, actuarial, accounting, legal, printing, photocopying, mailing and other expenses, and (4) all COBRA administrative expenses.

         (b) DETERMINATION OF ALLOCABLE SHARE. Holdings' allocable share of the costs set forth in Section 8.2(a) shall be equal to the total of any such costs that are attributable to Holdings and the Holdings Affiliates as determined by Continental under and consistent with the intercompany billing process in place immediately before the IPO Date. With respect to any costs or additional unanticipated expenses that were not billed through the intercompany billing process, Holdings shall pay to Continental its allocable share of such costs as determined by Continental based on a head count of the individuals or participants participating in such benefit, or, in the event such costs cannot be allocated on such basis, Holdings' share shall be determined by Continental in such other manner as Continental deems appropriate. Continental's determinations under the foregoing provisions of this Section 8.2 shall be made from time to time in its discretion, and such determinations shall be binding and conclusive on Holdings.

         (c) PAYMENT OF ALLOCABLE SHARE. Effective from and after the IPO Date, to the extent that Holdings' share of the costs set forth in Section 8.2(a) is not paid directly by Holdings, but instead is initially paid by Continental, Holdings shall reimburse Continental for such costs as soon as administratively feasible (but no later than 60 days) following the receipt of an invoice from Continental providing the amount and description of such costs. Holdings may, at its election, reimburse Continental for such costs by increasing the amount payable by Holdings to Continental under the InterCompany Note.

         (d) ADMINISTRATIVE SERVICES AGREEMENT. Additional detail on certain services to be provided by Continental to Holdings and Holdings' obligation to pay for such services is set forth in the Administrative Services Agreement. In the event of any conflict between the provisions of this Section 8.2 and the express provisions of the Administrative Services Agreement, the Administrative Services Agreement shall control.

     8.3 VENDOR CONTRACTS.

         (a) THIRD-PARTY ASO CONTRACTS.

               (i) Unless otherwise requested by Holdings, Continental and Holdings shall use commercially reasonable efforts to cause each ASO Contract that is entered into or renewed on or after the IPO Date and prior to any date determined by Continental in its sole discretion to provide that Holdings shall be eligible for a mirror contract with substantially the same terms and conditions as are contained in the ASO Contract to which Continental is a party. Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures and reporting requirements.

               (ii) To the extent that Continental and Holdings are not successful in negotiating contract language that will permit compliance with the foregoing paragraph and to the extent an ASO contract is not addressed in such paragraph, Holdings shall be responsible for negotiating its own ASO Contracts effective on or before the IPO Date.

         (b) GROUP INSURANCE POLICIES.

               (i) Unless otherwise requested by Holdings, Continental and Holdings shall use commercially reasonable efforts to cause each Group Insurance Policy that is entered into or renewed on or after the IPO Date and prior to any date determined by Continental in its sole discretion to provide that Holdings shall be eligible for a mirror policy with substantially the same terms and conditions as are contained in the Group Insurance Policy which Continental has obtained. Such terms and conditions shall include the financial and termination provisions, performance standards and target claims.

               (ii) To the extent Continental and Holdings are not successful in negotiating policy provisions that will permit compliance with foregoing paragraph and to the extent that a Group Insurance Policy is not addressed in such paragraph, Holdings shall be responsible for procuring its own Group Insurance Policies effective on or before the IPO Date.

         (c) HMO AGREEMENTS.

               (i) Unless otherwise requested by Holdings, Continental and Holdings shall use commercially reasonable efforts to cause all agreements with HMOs ("HMO Agreements") that provide medical services under a Continental Welfare Plan entered and that are entered into or renewed on or after the IPO Date and prior to any date determined by Continental in its sole discretion to provide that Holdings shall be eligible for a mirror HMO Agreement effective as of the IPO Date with substantially the same terms and conditions as are contained in the HMO Agreement to which Continental is a party; provided that such arrangements shall be mutually beneficial to both Continental and Holdings. Such terms and conditions shall include the financial and termination provisions of the HMO Agreements.

               (ii) If Continental and Holdings determine that they will not be successful in negotiating arrangements that will permit compliance with the foregoing paragraph and to the extent that such an HMO Agreement is not addressed in such paragraph, Holdings will be responsible for procuring its own HMO Agreements effective on or before the IPO Date.

     8.4 SHARING OF PARTICIPANT INFORMATION. Continental and Holdings shall use reasonable best efforts to share, Continental shall use reasonable best efforts to cause each applicable Continental Affiliate to share, and Holdings shall use reasonable best efforts to cause each applicable Holdings Affiliate to share, with each other and their respective agents and vendors, without obtaining releases, all participant information necessary for the efficient and accurate administration of each of the Continental Plans and the Holdings Plans in accordance with the terms of this Employee Benefits Separation Agreement. Continental and Holdings and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Employee Benefits Separation Agreement in the custody of the other party, to the extent necessary for such administration.

     8.5 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. While Holdings is a Participating Company in a Continental Plan, Holdings shall use reasonable best efforts to take, and shall use reasonable best efforts to cause each other applicable Holdings Affiliate to take, all actions necessary or appropriate to facilitate the distribution of all Continental Plan-related communications and materials to employees, participants and beneficiaries, including summary plan descriptions, summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material for the Continental Plan. For periods beginning on or after the IPO date, Holdings shall pay Continental the cost relating to the copies of all such documents provided to Holdings. On or after the IPO Date and prior to any date determined by Continental in its sole discretion, Continental and Holdings shall assist each other in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form 5500 annual reports for the Continental Plans and the Holdings Plans, where applicable.

     8.6 SUCCESSORS; PARTIES IN INTEREST. This Employee Benefits Separation Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors, and nothing in this Employee Benefits Separation Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Employee Benefits Separation Agreement.

     8.7 BENEFICIARY DESIGNATIONS. Holdings shall use reasonable best efforts to cause all beneficiary designations made by Holdings Employees for Continental Plans to be deemed as valid beneficiary designations under the corresponding Holdings Plans until such beneficiary designations are replaced or revoked by the Holdings Employee who made the beneficiary designation.

     8.8 CONSENT OF THIRD PARTIES. If any provision of this Employee Benefits Separation Agreement is dependent on the consent of any third party (for example, a vendor) and such consent is withheld, Continental and Holdings shall use reasonable best efforts to implement the applicable provisions of this Employee Benefits Separation Agreement to the full extent practicable. If any provision of this Employee Benefits Separation Agreement cannot be implemented due to the failure of such third party to consent, Continental and Holdings shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 EFFECT IF IPO DOES NOT OCCUR. If the IPO does not occur, then all actions and events that are, under this Employee Benefits Separation Agreement, to be taken or occur effective as of Immediately preceding the IPO Date, as of the IPO Date, or otherwise in connection with the IPO, shall not be taken or occur except to the extent specifically agreed by Holdings and Continental.

     9.2 COMPLETE AGREEMENT. Except as otherwise set forth in this Employee Benefits Separation Agreement, this Employee Benefits Separation Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

     9.3 RELATIONSHIP OF PARTIES. Nothing in this Employee Benefits Separation Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     9.4 AFFILIATES. Each of Continental and Holdings shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Employee Benefits Separation Agreement to be performed by a Continental Affiliate or a Holdings Affiliate, respectively.

     9.5 CONSENT TO EXCLUSIVE JURISDICTION. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be litigated exclusively in the state courts of Harris County of the State of Texas. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of the state courts of Texas for any such action, suit or proceeding, (b) agrees not to commence any such action, suit or proceeding except in the state courts of Texas, (c) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the state courts of Texas, (d) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the state courts of Texas has been brought in an improper or otherwise inconvenient forum,
(e) waives, and agrees not to plead or to make, any claim that the state courts of Texas lack personal jurisdiction over it, and (f) waives its right to remove any such action, suit or proceeding to the federal courts except when such courts are vested with sole and exclusive jurisdiction by statute. Continental and Holdings shall cooperate with each other in connection with any such action, suit or proceeding to obtain reliable assurances that confidential treatment will be accorded any information that any party shall reasonably deem to be confidential or proprietary. Each of the parties hereto further covenants and agrees that, until the expiration of all applicable statutes of limitations relating to potential claims under this Employee Benefits Separation Agreement, each such party shall maintain a duly appointed agent for the service of summonses and other legal process in the State of Texas.

     9.6 NOTICES. All notices made pursuant to this Employee Benefits Separation Agreement shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

     Continental Airlines, Inc.
     1600 Smith Street, HQSCD
     Houston, Texas 77002
     Attention: Senior Vice President - Corporate Development
     Telecopy No.: (713) 324-3229

with a copy to:

     Continental Airlines, Inc.
     1600 Smith Street, HQSLG
     Houston, Texas 77002
     Attention: General Counsel
     Telecopy No.: (713) 324-5161

if to ExpressJet Holdings, XJT Holdings or ExpressJet Airlines to:

     ExpressJet Holdings, Inc.
     1600 Smith Street, HQSCE
     Houston, Texas 77002
     Attention: Chief Financial Officer
     Telecopy No.: (713) 324-4420

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 9.6.

     9.7 AMENDMENT AND TERMINATION. This Employee Benefits Separation Agreement may not be amended or modified in any respect except by a written agreement signed by all of the parties hereto.

     9.8 COUNTERPARTS. This Employee Benefits Separation Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Employee Benefits Separation Agreement may be executed by facsimile signature.

     9.9 WAIVER. The observance of any term of this Employee Benefits Separation Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Employee Benefits Separation Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Employee Benefits Separation Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Employee Benefits Separation Agreement operate as a waiver of any other right or privilege under this Employee Benefits Separation Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Employee Benefits Separation Agreement. No failure by a party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

     9.10 SEVERABILITY. Any provision of this Employee Benefits Separation Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11 REMEDIES. Except as otherwise provided herein, each of the parties hereto shall be entitled to enforce its rights under this Employee Benefits Separation Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Employee Benefits Separation Agreement and to exercise all other rights existing in its favor. Each party hereto acknowledges and agrees that under certain circumstances the breach by Continental or any Continental Affiliates or Holdings or any Holdings Affiliates of a term or provision of this Employee Benefits Separation Agreement will materially and irreparably harm another party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party or parties, in its or their sole discretion and in addition to its or their rights under this Employee Benefits Separation Agreement and any other remedies it or they may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Employee Benefits Separation Agreement.

     9.12 REFERENCES; CONSTRUCTION. The section and other headings and subheadings contained in this Employee Benefits Separation Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Employee Benefits Separation Agreement. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section" shall be deemed to refer to a section of this Employee Benefits Separation Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Employee Benefits Separation Agreement refer to this Employee Benefits Separation Agreement as a whole and not to any particular provision of this Employee Benefits Separation Agreement. Whenever the words "include," "includes" or "including" are used in this Employee Benefits Separation Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Employee Benefits Separation Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

     9.13 GOVERNING LAW. To the extent not preempted by applicable Federal law, this Employee Benefits Separation Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

     IN WITNESS WHEREOF, the parties have caused this Employee Benefits Separation Agreement to be duly executed as of the date first above written.

                                       CONTINENTAL AIRLINES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       EXPRESSJET HOLDINGS, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       XJT HOLDINGS, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       EXPRESSJET AIRLINES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------